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                                                                   EXHIBIT 10(8)

                      WEB DESIGN & DEVELOPMENT AGREEMENT

     This WEB DESIGN & DEVELOPMENT AGREEMENT (the "Agreement") is made and entered into as of the 6th day of August, 1999 (the "Effective Date"), by and between VCI Community Solutions, Inc. a Delaware corporation with offices at 589 8th Avenue, New York, NY 10018 ("VCI") and Tromaville.com , Inc., a New York corporation with offices at the Troma Building, 733 Ninth Avenue, New York, NY 10019 ("Client").

                              W I T N E S S E T H

     WHEREAS, Client desires to engage VCI, and VCI desires to be engaged by Client, to provide Internet services relating to, among other things, development and design of sites on the World Wide Web portion of the Internet (the "Web"), on the terms and subject to the conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, VCI and Client (collectively, the "Parties") hereby agree as follows:

1. Services

     1.1.  VCI Services. VCI agrees to provide Client with, and Client agrees to
           ------------
purchase from VCI (subject to the terms and conditions set forth herein), services (the "Web Site Services") for the design and development of a portion of Client's site on the Web (the "Web Site") as set forth or described in
Exhibit 1, and with the additional services (the "Additional Services"; together
---------
with the Web Site Services are hereinafter referred to collectively as the "Services"), set forth or described in Exhibit 2 and mutually agreed upon in
                                       ---------
writing by the Parties. Obligations of VCI, if any, to provide ongoing maintenance ("Maintenance") for the Web Site shall be set forth and included as part of Additional Services in Exhibit 2. Client agrees that VCI is responsible
                               ---------
only for providing the Services, and VCI is not responsible for providing any services or performing any tasks not specifically set forth in Exhibit 1 or
                                                               ---------
Exhibit 2.
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2. Web Site Development

     2.1.  Specifications and Client Content. VCI, in consultation with the
           ---------------------------------
Client's reasonable requests, shall prepare detailed written specifications (the "Specifications") for the Web Site. Client agrees to respond promptly to all of VCI's reasonable requests for information during the preparation of the Specifications and for the remainder of this Agreement. The Specifications shall consist of, among other things, a design for the Web Site, a flow-chart of the pages for the Web Site, programming and interactive feature requirements, modules, and the placement of any content or other materials which are to be incorporated into the Web Site. The Specifications shall be subject to any restrictions or limitations set forth in Exhibit 1 or Exhibit 2. The
                                         ---------    ---------
Specifications shall be delivered to the Client within thirty (30) days of the Effective Date (the "First Milestone"), and upon being agreed to by the Parties in writing (the "Specifications Approval"), shall be attached hereto as Exhibit
                                                                        -------
3.  Upon such First Milestone, Client shall pay to
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VCI the fees contemplated by Section 6.1 hereof. If the Parties are unable to agree in writing to mutually acceptable Specifications, after using good faith efforts, on or before sixty (60) days after the Effective Date, either party may terminate this Agreement by providing ten (10) business days advanced written notice to the other party. Such termination shall not relieve Client from the obligation of paying VCI for all unpaid and outstanding fees due VCI through the effective date of such termination.

     2.2.  Delivery of Client Content. "Client Content" shall mean any materials
           --------------------------
provided to VCI by Client for incorporation in the Web Site, including, but not limited to, any images, photographs, illustrations, graphics, audio clips, video clips or text. Client shall deliver all Client Content to VCI, prior to VCI's commencement of the Template as set forth in Section 2.3 hereof, in an electronic file standard graphic format commonly used in Internet Web site development as specified by, and accessible by, VCI, which formats may include, but are limited to, .GIF, .JPG, Adobe Illustrator EPS and TIFF or any other formats mutually agreed to between the parties. Any services performed by, or at the direction of, VCI that are required to convert Client Content shall be charged to Client as Additional Services.

     2.3.  Delivery of Templates Following the Specifications Approval, and upon
           ---------------------
VCI's receipt of the requisite Client Content necessary to design and develop the Web Site (as determined by both Parties) and any fees (the "Fees") specified in Exhibit 4 (Fee and Payment Schedule) due and owing from Client to VCI, VCI
   ---------
shall commence (the "Commencement") the tasks associated with the development and design of the sample pages of the Web Site (the "Templates") and notify the Client of the URL (Uniform Resource Locator) or other Web address of the Templates. VCI shall use the combinations of technology and designs as VCI, in consultation with the Client's reasonable requests, deems appropriate to develop the Web Site. Within the later of thirty (30) days from the Commencement or sixty (60) days from the Effective Date (the "Template Delivery"), VCI shall have substantially completed the development and design of the Templates, but for any revisions, Change Orders or Order Forms as contemplated by Section 2 hereof.

     2.4.  Initial Version. Within the later of forty (40) days from the
           ---------------
Template Delivery or one hundred (100) days from the Effective Date (the "Second Milestone"), VCI shall have substantially completed the development and design of the initial version (the "Initial Version"), but for any revisions, Change Orders or Order Forms as contemplated by Section 2 hereof, and upon such Second Milestone, Client shall pay to VCI the fees contemplated by Section 6.1 hereof. If VCI does not attain the Second Milestone within the later of such periods, then Client may terminate this Agreement as set forth in Section 10 hereof.

     2.5.  Revisions. (a) Client shall have five (5) business days from the date
           ---------
of a written notice of completion of both the Templates and the Initial Version provided by VCI to review and request, in a detailed writing, revisions to the Templates and the Initial Version. Upon receipt of such written request, VCI shall use commercially reasonable efforts to implement such revision requests that are within the scope of, and consistent with, the Specifications, as

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reasonably determined by both Parties.  Client shall also have five (5) business days from the date of a written notice of completion of the first revision to both the Templates and the Initial Version provided by VCI to review and request, in a detailed writing, revisions to the first revision of the Templates and the Initial Version. Upon receipt of such second written request, VCI shall use commercially reasonable efforts to implement such revision requests that are within the scope of, and consistent with, the Specifications, as reasonably determined by both Parties.

     (b) If Client wishes VCI to implement any revisions to the Web Site that, in both Parties' discretion, are deemed to deviate in any material respect from the Specifications, or if the Client requests more than two (2) revisions to the Templates, or if the Client requests more than two (2) revisions to the Initial Version, or if the Client requests more than one (1) revision to any Change Order (as hereinafter defined), then Client shall submit to VCI a written change order (the "Change Order") containing (i) such requested revisions in detail, and (ii) a request for a price quote from VCI for each revision requested. VCI shall promptly evaluate the Change Order and submit to Client for its written acceptance a proposal (the "Proposal") for undertaking the applicable revisions and a price quote reflecting the associated fees related to Client's Change Order. Client shall have five (5) business days from receipt of VCI's Proposal to accept or reject VCI's Proposal in writing.

     (c) If Client accepts VCI's Proposal to undertake the revisions specified in the Change Order, then the Change Order, as supplemented and/or modified by VCI's Proposal, shall be deemed to amend and become a part of the Specifications and Exhibit 4, and VCI shall use commercially reasonable efforts to implement
    ---------
such revisions in accordance with the Specifications and the revised Exhibit 4.
                                                                     ---------
Client shall have five (5) business days from the date of a written notice of completion of the Change Order provided by VCI, to review and request, in a detailed writing, revisions to the Change Order, the implementation and review of which shall be treated by VCI and the Client in the same manner as the revision to either the Templates or the Initial Version (as if such revision was requested). In the event that the Client requests additional revisions to any Change Orders, it shall be made pursuant to additional Change Orders.

     (d) If Client rejects VCI's Proposal to undertake the revisions specified in the Change Order, then VCI shall be under no obligation to amend or resubmit to Client a new proposal, and Client may, at its option, either terminate this Agreement by providing five (5) business days advanced written notice to VCI, or accept the current iteration of the Web Site and continue this Agreement pursuant to its terms and conditions; provided, however, that such termination shall not relieve Client from the obligation of paying VCI for all unpaid and outstanding fees due VCI through the effective date of such termination. Notwithstanding the same, in the event Client elects to terminate the Agreement on or after VCI's delivery of the Initial Version in accordance with this section, VCI shall deliver to Client in working order the Web Site pursuant to the original Specifications and any Change Orders subsequently agreed to by the parties and implemented by VCI. Upon its receipt of same, Client shall pay VCI the amounts due to VCI pursuant to Exhibit 4, Section (A) (I) (iii) and (iv).

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    (e)   In the case of the Templates, if Client has not made any requests for revisions by the earlier of: (i) the end of five (5) business days from the date of written notice of completion of the Templates provided by VCI; (ii) such time as otherwise agreed by the Parties in writing; (iii) the end of five (5) business days from the date of written notice of completion of the first or second (if applicable) revision to the Templates provided by VCI or (iv) the end of five (5) business days from the date of VCI's completion of the Change Order, then the Templates shall be deemed accepted by Client.

     (f) In the case of the Initial Version, if Client has not made any requests for revisions by the earlier of: (i) the end of five (5) business days from the date of written notice of completion of the Initial Version provided by VCI; (ii) such time as otherwise agreed by the Parties in writing; (iii) the end of five (5) business days from the date of written notice of completion of the first or second (if applicable) revision to the Initial Version provided by VCI or (iv) the end of five (5) business days from the date of VCI's completion of the Change Order, then the Initial Version shall be deemed accepted by Client ("Acceptance"). Upon the date of such Acceptance, the Web Site Services to be provided by VCI shall be deemed complete (the "Completion") and Client shall pay to VCI, the fees contemplated by Section 6.1 hereof.

     2.6. Work Order Forms. Subsequent to the Acceptance of the Web Site by
          ----------------
Client, in the event VCI and Client agree that VCI is to perform additional tasks related to the Web Site or modify any Work (as defined in Section 3.1 hereof), then the Parties shall execute a work order form (each an "Order Form") in the form attached hereto as Schedule I, upon which each such Schedule I shall
                               ----------                       ----------
be incorporated into and shall become a part of this Agreement and shall be subject to the terms and conditions hereof.

3. Proprietary Rights

     3.1. Proprietary Rights of Client. As between Client and VCI, Client
          ----------------------------
Content shall remain the sole and exclusive property of Client, including, without limitation, all copyrights, trademarks, servicemarks, patents, trade secrets, and any other proprietary rights. Nothing in this Agreement shall be construed to grant VCI any ownership right in, or license to, the Client Content, except as provided in Section 4.1 of this Agreement. In addition, all work product delivered to Client by VCI in connection with the Services and accepted by Client pursuant to Section 2 hereof (the "Work") shall be deemed a "work made for hire" and shall be the exclusive property of Client with the exception of Work related to the modification of software or other services received by VCI through licenses from third parties which shall remain the ownership of such third parties.

     3.2. Proprietary Rights of VCI.  Notwithstanding Section 3.1 hereof, all
          -------------------------
materials created by VCI which are of general applicability and non-Web Site specific, including, without limitation, any computer software (in object code, byte code or source code form), script, programming code, data, information or HTML script developed or provided by VCI or its suppliers under this Agreement, and any trade secrets, know-how, methodologies and processes

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related to VCI's products or services, shall remain the sole and exclusive property of VCI or its suppliers, including, without limitation, all copyrights, trademarks, servicemarks, patents, trade secrets, and any other proprietary rights inherent therein and appurtenant thereto (collectively "VCI Materials"). To the extent, if any, that ownership of the VCI Materials does not automatically vest in VCI by virtue of this Agreement or otherwise, Client hereby transfers and assigns to VCI all rights, title and interest which Client may have in and to the VCI Materials. Client acknowledges and agrees that VCI is in the business of, among other things, designing, developing and hosting Web sites, and that VCI shall have the right to provide to third parties services which are the same or similar to the Services, and to use or otherwise exploit any VCI Materials in providing such services.

     3.3. Confidentiality. The Parties agree that during the course of this
          ---------------
Agreement, information that is confidential or proprietary may be disclosed to the other party, including, but not limited to software, technical processes and formulas, source codes, product designs, sales, cost and other unpublished financial information, product and business plans, advertising revenues, usage rates, advertising relationships, projections, and marketing data (collectively, the "Confidential Information"). Confidential Information shall not include information that the receiving party can demonstrate (a) is, as of the time of its disclosure, or thereafter becomes, part of the public domain through a source other than the receiving party, (b) was known to the receiving party as of the time of its disclosure, (c) is independently developed by the receiving party, or (d) is subsequently learned from a third party not under a confidentiality obligation to the providing party. Except as provided for in this Agreement, the Parties shall not make any disclosure of the Confidential Information to anyone other than its employees who have a need to know in connection with this Agreement; provided, however, that VCI may disclose the Confidential Information to any third party that VCI is obligated to disclose such information where such obligation arose prior to the Effective Date. The Parties shall notify their employees of their confidentiality obligations with respect to the Confidential Information and shall require their employees to comply with these obligations. Except as provided in Section 10.4 of this agreement and Exhibit 4 attached hereto, the Parties agree that, upon written
              ---------
request by either party, all Confidential Information given by one party to the other party shall immediately be returned to the party which owns, controls or developed the same and no part thereof shall be retained by the other party or such other party's representatives in any form or for any reason. The confidentiality obligations of the Parties and its employees shall survive the expiration or termination of this Agreement.

     3.4.  VCI Notices.  Unless otherwise agreed in writing by the Parties, VCI
           -----------
shall have the right to place proprietary notices of VCI and its suppliers (including hypertext links related thereto) on the VCI Materials, the Work and on the Web Site, including design and developer attribution and hypertext links to VCI's web sites, and to change or update such notices from time to time upon notice to Client; provided, however, that such notices, attributions and links shall be subject to Client's reasonable prior approval, which approval shall not be unreasonably withheld; and provided further that, VCI shall be entitled in its sole discretion to place a notice stating "Powered by VCI" and any notice that VCI previously agreed or in the future may agree

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to place on the VCI Materials, the Work and on the Web Site. Furthermore, in no
event may Client remove or alter any VCI proprietary notice from the VCI Materials or the Web Site without VCI's prior written consent.

4. License

     4.1.  Grant of License - Client. Client hereby grants to VCI a limited,
           -------------------------
non-exclusive, worldwide, royalty-free license for the Initial Term and any Renewal Term (as hereinafter defined) to edit, modify, adapt, translate, exhibit, publish, transmit, participate in the transfer of, reproduce, create derivative works from, distribute, perform, display, and otherwise use the Client Content as necessary only to render the Services to Client under this Agreement.

     4.2.  Grant of License - VCI. VCI hereby grants to Client a limited, non-
           ----------------------
exclusive, worldwide, perpetual, royalty-free, non-transferable license to use the VCI Materials, the Work which shall include, without limitation, the Content Management System (CMS) in its runtime and source code form, which are incorporated in the Web Site and which are required for the operation of the Web Site, but only as a part of the Web Site; provided, however, that (i) Client shall not have any right to modify, copy, publish, distribute or change any element of the VCI Materials ("Modifications") without VCI's prior written consent, other than Modifications permitted to be made pursuant to any end user license or Software Development Kit ("SDK") which shall be provided to Client by VCI or a third party for any element included in the VCI Materials and Work and
(ii) with respect to CMS, Client shall adhere to the terms set forth in Exhibit 5 hereto. Any enhanced features developed by Client that are derived from the VCI Materials (other than CMS), shall be jointly owned by Client and VCI. To eliminate doubt, VCI shall provide Client with SDK upon Acceptance of the Initial Version by Client in accordance with Section 2.5 (f). VCI hereby reserves for itself all rights in and to the VCI Materials not expressly granted to Client . In no event shall Client use any trademarks or servicemarks of VCI without VCI's prior written consent. Such license to use VCI Materials shall survive the termination of this Agreement (provided that VCI has not terminated the Agreement pursuant to a decision under section 12.8 herein) except with respect to licenses for those elements incorporated in the Client Web Site which were licensed to VCI on the condition such elements be used only on web sites residing on VCI's server. In the event that the Client's Web Site is removed therefrom as a result of termination or otherwise, Client shall be responsible for obtaining such licenses directly from the licensors thereof or Client shall remove such elements from the Client Web Site upon removal of the Client's Web Site from the Host Server.

5. Client Content

     5.1.   Accuracy and Review of Client Content. Client assumes sole
            -------------------------------------
responsibility for (a) acquiring any authorization necessary for use of the Client Content on the Web Site, (b) acquiring any authorization(s) necessary for hypertext links to third party Web sites and (c) the accuracy of materials provided to VCI, including, without limitation, Client Content, descriptive

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claims, warranties, guarantees, nature of business, and address where business is conducted and (d) ensuring that the Client Content does not infringe or violate any right of any third party.

     5.2  Limitations on Client Content.  Client shall provide Client Content
          -----------------------------
that to the best of Client's knowledge does not contain any content or materials which infringe on or violate any applicable law or regulation or any proprietary, contract, moral, privacy or other third party right, or which otherwise exposes VCI to civil or criminal liability. The delivery of any materials by Client to VCI which do not satisfy the foregoing requirements in this Section 5.2 shall be deemed to be a material breach of this Agreement.

6.   Fees and Taxes

     6.1.  Web Site Services Fees. In consideration for the Web Site Services to
           ----------------------
be rendered by VCI, Client shall pay to VCI the fees identified in Exhibit 4 in
                                                                   ---------
accordance with the terms and payment schedule set forth therein.

     6.2.  Maintenance Fees. To the extent that VCI is to provide Maintenance
           ----------------
under Exhibit 2, Client shall pay to VCI the fees identified in Exhibit 2 in
      ---------                                                 ---------
accordance with the terms and payment schedules set forth therein.

     6.3.  Change Orders and Order Forms. To the extent that VCI is to perform
           -----------------------------
services under Change Orders or Order Forms pursuant to Section 2 hereof, Client shall pay VCI for all fees for such Change Orders and Order Forms as indicated thereon.

     6.4.  Additional Services Fees. To the extent that VCI is to provide
           ------------------------
Additional Services under Exhibit 2, Client shall pay VCI for all fees for
                          ---------
Additional Services on a time and materials basis, as invoiced by VCI.

     6.5.  Invoices and Late Payment. VCI shall bill Client quarterly for all
           -------------------------
fees due for Services rendered, provided that: (i) Maintenance fees contemplated by Section 6.2 hereof shall be billed and paid quarterly in advance; and (ii) all fees specifically itemized on Exhibit 4 shall not be billed, and are due and
                                  ---------
payable upon the date set forth therein.. All VCI invoices are due and payable upon receipt. If Client fails to pay any fees when due, late charges of the lesser of one and one half percent (1 1/2%) per month or the maximum allowable under applicable law shall also become payable by Client to VCI. In addition, Client acknowledges and agrees that the failure of Client to fully pay any fees within ten (10) days after the applicable due date shall be deemed a material breach of this Agreement, and VCI shall not be liable to Client or any third party for missing any agreed upon deadlines as a result of any delays or otherwise as set forth in Section 9 hereof. To eliminate doubt, such material breach of the Agreement shall not entitle VCI to unilaterally suspend performance of the Services, rather the parties shall refer to arbitration to settle such dispute in accordance with Section 12.8 herein. Any such breach does not relieve Client from paying past due fees plus interest and in event of collection enforcement, Client shall be liable for any costs associated with such collection, including, but not limited to, legal costs, attorney's fees, court costs, and collection agency fees.

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     6.6.  Taxes. Client shall pay, or promptly reimburse, VCI for all sales,
           -----
use, transfer, privilege, excise, and all other taxes and all duties, whether international, national, state or local, however designated, which are levied or imposed by reason of the performance by VCI under this Agreement; excluding, however, income taxes on profits which may be levied against VCI.

7.   Warranties

     7.1.  VCI Warranties. VCI represents and warrants that (a) VCI has the
           --------------
power and authority to enter into and perform its obligations under this Agreement, (b) VCI's Services under this Agreement shall be performed in a workmanlike manner, and (c) the VCI Materials, the Work and the Web Site will not contain any internal elements which, due to the change of millennium, will cause the VCI Materials, the Work or the Web Site to cease functioning or to produce incorrect date values. VCI further represents and warrants that as of the Second Milestone (as defined in Section 2.4 hereof), VCI has or will have all requisite licenses necessary to perform the Services hereunder. VCI further represents and warrants, that until the earlier of: (i) the termination of this Agreement; (ii) the expiration of this Agreement; and (iii) the termination of Maintenance provided by VCI to the Client's Web Site, the Web Site will operate substantially in accordance with the Specifications. VCI further warrants to Client that, to the best of VCI's knowledge, the VCI Materials do not and will not infringe, or be misappropriations of, the property rights of third parties; provided, however, that VCI shall not be deemed to have breached such warranty to the extent that Client or its agent(s) have modified the Web Site in any manner or if the Web Site incorporates unauthorized third-party materials, through framing or otherwise.

     7.2.  Client Warranties. Client represents and warrants that (a) Client has
           -----------------
the power and authority to enter into and perform its obligations under this Agreement, (b) to the best of Client's knowledge, Client Content does not and shall not contain any content, materials, advertising or services that are materially inaccurate or that infringe on or violate any applicable law, regulation or right of a third party, including, without limitation, export laws, or any proprietary, contract, moral, or privacy right or any other third party right, (c) Client owns the Client Content, or otherwise has the right to place the Client Content on the Web Site, (d) Client has obtained any authorization(s) necessary for hypertext links from the Web Site to other third party Web sites, (e) neither this Agreement nor the fulfillment hereof by any Party infringes upon the rights of any third party, (f) Client shall be solely responsible for, and shall pay, all sums due to any third parties entitled to receive any payment in connection with materials provided by Client to VCI hereunder and/or materials which Client requires VCI to obtain provided that such materials are not VCI's responsibility to provide pursuant to this Agreement;, (g) Client will use its best efforts to comply with all applicable federal, state, local and foreign laws, statutes, ordinances and regulations in the performance of its obligations hereunder, and (h) to the best of Client's knowledge, Client's Web Site, as designed, operated or modified, will not violate any federal, state, local or foreign laws, statutes, ordinances and regulations.

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     7.3.  Disclaimer of Warranty. EXCEPT FOR THE LIMITED WARRANTY SET FORTH IN
           ----------------------
SECTION 7.1 HEREOF, VCI MAKES NO WARRANTIES HEREUNDER, AND VCI EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, OR THAT THE WEB SITE WILL BE ERROR FREE, UNINTERRUPTED, OR THAT THE WEB SITE WILL YIELD OR ACHIEVE ANY PARTICULAR RESULT.

8.   Indemnification

     8.1.  Client. Each party agrees to indemnify, defend, and hold harmless the
           ------
other party and , its parent and subsidiary companies, if applicable, and each of its entities' directors, officers, employees and agents, and defend any action brought against same with respect to any claim, demand, cause of action, debt or liability, including, without limitation, reasonable attorneys' fees and expenses in connection therewith, to the extent that such action is based upon, or arises out of, a claim that: (i) if true, would constitute a breach of the breaching party's representations, warranties, or agreements hereunder; (ii) arises out of the negligence or willful misconduct of the other party; or (iii) any of the Client Content in the case of the Client or Services in the case of VCI, infringes or violates any rights of third parties, including, without limitation, rights of publicity, rights of privacy, patents, copyrights, trademarks, servicemarks, trade secrets and/or licenses.

     8.2.  Notice. In claiming any indemnification hereunder, the indemnified
           ------
party shall promptly provide the indemnifying party with written notice of any claim which the indemnified party believes falls within the scope of the foregoing paragraphs. The indemnified party may, at its own expense, assist in the defense if it so chooses; provided, however, that the indemnifying party shall control such defense and all negotiations relative to the settlement of any such claim, and further provided that, any settlement intended to bind the indemnified party shall not be final without the indemnified party's written consent, which shall not be unreasonably withheld.

9.   Limitation of Liability

     VCI SHALL HAVE NO LIABILITY WITH RESPECT TO VCI'S OBLIGATIONS UNDER THIS AGREEMENT OR OTHERWISE FOR LOST PROFITS, LOST OPPORTUNITIES, INDIRECT, CONSEQUENTIAL, EXEMPLARY, SPECIAL, INCIDENTAL, OR PUNITIVE DAMAGES EVEN IF VCI HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN ANY EVENT, THE AGGREGATE LIABILITY OF VCI TO CLIENT FOR ANY REASON AND UPON ANY CAUSE OF ACTION SHALL BE LIMITED TO ONE HUNDRED PERCENT (100%) OF THE AMOUNT ACTUALLY PAID TO VCI BY CLIENT UNDER THIS AGREEMENT. THIS LIMITATION APPLIES TO ALL CAUSES OF ACTION IN THE AGGREGATE, INCLUDING, WITHOUT LIMITATION, BREACH OF CONTRACT, BREACH OF WARRANTY, NEGLIGENCE, STRICT LIABILITY, MISREPRESENTATIONS, AND OTHER CONTRACTUAL OR TORTIOUS

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CLAIMS. TO ELIMINATE DOUBT, THIS LIMITATION OF LIABILITY SHALL NOT APPLY TO
INDEMNIFICATION OF CLIENT BY VCI WITH RESPECT TO ANY SUCCESSFUL THIRD PARTY CLAIMS AGAINST CLIENT IN ACCORDANCE WITH SECTION 8.1 ABOVE.

10. Term, Termination And Renewal

     10.1.  Term. This Agreement shall be effective when signed by the Parties
            ----
and thereafter shall remain in effect for twelve (12) months, unless earlier terminated as otherwise provided in this Agreement (the "Initial Term"). This Agreement shall automatically be renewed beyond the Initial Term for additional two (2) one-year terms (each, a "Renewal Term") unless Client provides VCI with a written notice of termination at least sixty (60) days prior to the expiration of the Initial Term or the then-current Renewal Term.

     10.2.  Termination. Either of the Parties may terminate this Agreement if:
            -----------
(a) a bankruptcy proceeding is instituted against the other party which is acquiesced in or not dismissed within thirty (30) days, or results in an adjudication of bankruptcy, or (b) the other party materially breaches any of its representations, warranties or obligations under this Agreement, and such breach is not cured within twenty (20) days of receipt of written notice specifying the breach, except that the cure period for failures of payment obligations shall be ten (10) days, and such breach has been referred to Arbitration in accordance with section 12.8 herein and determined by the Arbitrator as a breach justifying termination of this Agreement. Upon sixty
(60) days prior written notification to the Client, VCI may terminate this Agreement at any time and for any reason, including, without limitation, that the Services have been performed in full and are completed; provided, however, if such termination occurs as of a date upon which VCI received fees from Client for Services not yet rendered, then concurrently with such termination, VCI shall refund that portion of such fees paid by Client that corresponds to the Services not yet rendered by VCI on the date of termination and provided that such termination shall not occur prior to the Client's Acceptance of the Initial Version as set out in Section 2.5 (f).

     10.3.  Termination and Payment.  Upon any termination or expiration of this
            -----------------------
Agreement, Client shall pay VCI all unpaid and outstanding fees due VCI through the effective date of termination or expiration of this Agreement.

     10.4.  Transfer of Client's Web Site. Subject to the terms and conditions
            -----------------------------
of Exhibit 4 hereto, upon Client's written request, or upon the termination or
   ---------
expiration of this Agreement, whichever occurs first, VCI shall, at no additional cost, provide all necessary assistance to Client, and third parties authorized by Client, to transfer the Client's Web Site, or portions thereof, to a server owned and operated by Client or the person of Client's choice including but not limited to, assisting Client in attempting to obtain necessary software licenses for those elements of the Client's Web Site that may not be used by Client other than on the Host Server. Following such transfer of the Client's Web Site, Client shall be solely liable for all hardware, support, maintenance, and Internet connectivity except as provided for under the terms of any continuing Maintenance agreement with VCI.

11.  Designated Contact

     As set forth in Exhibit 1, each party shall designate one person who will
                     ---------
act as the primary liaison for all communications regarding the Services to be rendered by VCI hereunder.

12.  Miscellaneous

     12.1.  Entire Agreement. This Agreement and attached Exhibits and Schedules
            ----------------
constitute the entire agreement between Client and VCI with respect to the subject matter hereof, and there are no representations, understandings or agreements which are not fully expressed in this Agreement.

     12.2.  Cooperation. The Parties acknowledge and agree that successful
            -----------
completion of the Services shall require the full and mutual good faith cooperation of each of the Parties.

     12.3.  Independent Contractors.  The Parties are acting as independent
            -----------------------
contractors in performance of this Agreement, and not as agent, partner, employee, or joint venturer with the other party for any purpose. Except as provided in this Agreement, neither of the Parties shall have the right, power, or authority to act or to create any obligation, express or implied, on behalf of the other.

     12.4.  Amendments. No amendment, change, waiver, or discharge hereof shall
            ----------
be valid unless in writing and signed by the party against which such amendment, change, waiver, or discharge is sought to be enforced.

     12.5.  Client Identification and Registered Users. VCI may use the name of
            ------------------------------------------
and identify Client as a VCI client, or promote any of the Work, in any advertising, publicity, press releases, press kits, promotional materials or similar materials distributed or displayed to prospective clients or otherwise, provided however, that should VCI wish to include text describing the Client and/or its operation, VCI shall provide the Client with a copy of such text for its prior approval to be given or denied within twenty-four (24) hours of receipt. In the event the Client does not respond to VCI's request for consent within such twenty-four (24) hour period, consent shall be deemed to have been given by the Client. In addition, VCI may, from time to time and for any reason or purpose, upon prior written approval by the Client, use the names, postal addresses, email addresses, telephone numbers, facsimile numbers or any other information that Client obtains from the users of Client's Web Site who register on such Site. VCI's right to use such user information, subject to Client's written approval, shall survive the termination of this Agreement until such time as the Client sells such user information and provides payment to VCI in accordance with Exhibit 4 (D) herein.

     12.6.   Force Majeure. Except for the payment of fees and expenses by
             -------------
Client, if the performance of any part of this Agreement by either of the Parties is prevented, hindered, delayed or otherwise made impracticable by reason of any flood, riot, fire, judicial or governmental action, labor disputes, mechanical or electronic breakdowns, act of God or any other causes beyond the control of either of the Parties (including in the event of any prevention, hinderance or delay by VCI, the Clients failure to approve VCI's Work or Services or provide required materials to VCI), that party shall be excused from such to the extent that it is prevented, hindered or delayed by such causes. VCI's obligations hereunder are also subject to VCI's ability to comply with any and all laws, regulations, orders and other governmental directives.

     12.7.   Governing Law. This Agreement shall be governed in all respects by
             -------------
the laws of the State of New York without regard to its conflict of laws provisions.

     12.8.   Settlement of Disputed Claims; Arbitration. The Parties agree to
             ------------------------------------------
attempt in good faith to agree on the rights of the respective Parties regarding any, controversy, dispute or claim arising out of or relating to this Agreement, including, without limitation, any breach hereof. If no such agreement can be reached after good faith negotiation, either Party may demand arbitration of the matter as provided herein. All controversies, disputes and claims arising hereunder shall be referred to final and binding arbitration (an "Arbitration") conducted before a single neutral arbitrator, who shall be a certified public accountant nominated according to the Commercial Arbitration Rules of the American Arbitration Association sitting in the City of New York, New York. The judgment rendered by the arbitrator may be entered in any court having jurisdiction thereof. Any such Arbitration shall commence within 14 days of the date of filing a notice of intention to arbitrate with the arbitrator after serving the notice on the other party (which notice shall specify in reasonable detail the nature of the dispute), and the arbitrator shall render his or her decision within 30 days of the date of filing such notice of intention to arbitrate with the arbitrator. In any such Arbitration, the arbitrator shall determine all questions of arbitrability, including, without limitation, the scope of this agreement to arbitrate a dispute or claim, whether an agreement to arbitrate exists and if so whether it covers the controversy, dispute or claim in question. Any such Arbitration shall be administered by the arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The Arbitration award shall be in writing. The arbitrator may not make any ruling, finding or award that does not conform to the terms and conditions of this Agreement. Each Party shall pay its share of the fees and costs of the Arbitration and of the arbitrator, provided that the arbitrator shall reallocate same in favor of the prevailing party as set forth herein below.

     12.9.   Attorneys' Fees and Costs. The prevailing party in any Arbitration,
             -------------------------
or in any other legal action or proceeding brought for the enforcement of this Agreement, or because of any alleged dispute, breach or default based on or arising under this Agreement, shall be entitled to recover reasonable attorneys' fees and other costs incurred in such Arbitration, action or proceeding, including the Arbitrator's fees and costs, in addition to any other relief to which it may be entitled.

     12.10.  Assignment.  Either Party may, in its sole discretion, assign this
             ----------
Agreement or any or all of its rights and obligations hereunder to any subsidiary or affiliate of either Party, to any entity in which either Party or an affiliate may hereafter acquire a substantial interest, to any entity that merges with either Party, or to any entity acquiring all or a substantial portion of such Party's assets or outstanding securities; and effective upon any such assignment, the Parties agree that the assigning Party shall be discharged and released from all liabilities and obligations to the non-assigning Party under or in connection with this Agreement to the extent that the assignee has assumed same.

     12.11.  Notice. Any notice provided pursuant to this Agreement, if
             ------
specified to be in writing, shall be in writing and shall be deemed given (i) if by hand delivery, upon receipt thereof, (ii) if mailed, three (3) days after deposit in the United States mails, postage prepaid, certified mail return receipt requested, (iii) if by facsimile transmission, upon electronic confirmation thereof, or (iv) if by next day delivery service, upon such delivery. All notices shall be addressed as follows (or such other address as either party may in the future specify in writing to the other):

          In the case of VCI:

          VCI Community Solutions, Inc.
          589 8/th/ Avenue
          New York, New York 10018
          Fax: (212) 214-0551
          Attention:  Avi Moskowitz, President

          with copy to:

          Morrison & Foerster LLP
          1290 Avenue of the Americas
          New York, New York 10104
          Attn:  Douglas M. Chertok, Esq.

          In the case of Client:

          Tromaville.com  Inc.
          Troma Building
          733 Ninth Avenue
          New York, NY  10019
          Fax: (212) 957-4497
          Attention:  Michael Herz, Vice President

     12.12.  Waiver. The waiver of failure of either party to exercise any right
             ------
in any respect provided for herein shall not be deemed a waiver of any further right hereunder.

     12.13.  Severability.  If any provision of this Agreement is held to be
             ------------
inconsistent with any present or future law, ruling, rule or regulation of any court or authority having jurisdiction over the subject matter of this Agreement, such provision shall be deemed to be rescinded or modified to the minimum extent necessary to comply with such law, ruling, rule or regulation, and the remainder of this Agreement shall not be affected thereby.

     12.14.  Counterparts. This Agreement may be executed in counterparts, each
             ------------
of which shall be deemed an original and both of which shall constitute one agreement.

     12.15.  Headings.  The section headings used herein are for reference and
             --------
convenience only and shall not enter into the interpretation hereof.

     12.16.  Approvals and Similar Actions. Where agreement, approval,
             -----------------------------
acceptance, consent or similar action by either of the Parties hereto is required by any provision of this Agreement, such action shall not be unreasonably delayed or withheld.

     12.17.  Survival.  All provisions of this Agreement relating to Client
             --------
representations, warranties, confidentiality, non-disclosure, indemnification obligations and payment obligations shall survive the termination or expiration of this Agreement. No other provisions of this Agreement shall survive the termination or expiration of this Agreement.

     12.18.  Non-solicitation. During the term of this Agreement and for one (1)
             ----------------
year thereafter, neither Party shall solicit for employment or employ any of the other Party's then-current employees without such Party's prior written consent.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.


     TROMAVILLE.COM, INC.                   VCI COMMUNITY SOLUTIONS, INC.

     By: /Lloyd Kaufman                         By: /s/Avi Moskowitz
     Name: Lloyd Kaufman
     Title: President                           Avi Moskowitz
                                                  President

                                   EXHIBIT 1
                                   ---------


1. Project Management

Project management dynamically guides the allocation of resources of the project and will coordinate their integration into Tromaville.

VCI will assign a Project Manager ("PM") to coordinate the development of each component of Tromaville, and to provide advice and guidance or technical aspects of Tromaville. We require that Troma assign an individual ("Troma Contact") with a parallel role who will serve as a single point of contact and will work directly with the PM. [Item 2]

VCI's PM will be responsible for establishing appropriate communication between the Troma Contact and VCI. VCI's PM will establish milestones and assign the necessary resources to reach those milestones.

VCI's PM will pay particular attention to ensuring that an orderly work-flow is followed and that the necessary dependencies between stages of development are addressed to facilitate the smooth completion of the overall project within the agreed upon timeframe.

2. Personnel Resources

The following are the individuals at VCI with whom the Troma Contact will dialogue throughout the development of Tromaville:

David Cavenor - Chief of Operations
Jay Bailey - Deputy Chief of Operations
Marissa Kobrin - Art Director

     VCI's team will also consist of graphic artists, programmers and other VCI staff resources.

3. The Tromaville Community: Construction and Design

VCI will, in conjunction with Troma, build a flowchart model of the Tromaville Web Site [Item 4]. This will include designing the structure of the administrative interfaces, Web Design (as defined below), workflow (editors, managers and content partners), flow of data and an overall community structure. This stage is required to configure the content management system tailored specifically to the needs of Tromaville. During the first stage of the project, a master site organization chart for the entire site will be prepared and we will agree upon an overall thematic "look and feel" that will form the user experience.

                                   Exh. 4-1

Web Design refers to everything that appears on the screen during a user's interaction to the Troma Web Site. This includes the overall graphic "look and feel", site navigation, the registration interface as well as the branding of specific areas of the site (e.g. Personal e-mail, Chat, Guestbooks, Quiz, etc.). VCI's Art Director will head the team of graphic artists who will be working on the Troma site. The following community components have design considerations: the full community site, free e-mail, free homepages, chat, polling engine, bulletin boards, and e-commerce.

In addition to the above construction and design services, VCI will (i) use commercially reasonable efforts to introduce Troma to some of its relevant content and service providers (VCI will not, however, guarantee that such providers will contract with Troma); and (ii) within ninety (90) days of the Completion of the Web Site, prepare a one-half day presentation for Troma regarding content acquisition strategies and the state of the marketplace.

Back-End Technologies

4. Content Management System (CMS).

VCI will install VCI's Content Management System (CMS) at the Troma Web Site, provide instructions and documentation as well as ongoing support at terms specified in Exhibit 2.
             ---------

Through a graphical user interface, Troma's content team and affiliated content providers will be able to edit, update, search, and schedule future content from any worldwide location with basic connectivity to the Internet.

5. Interactive Modules Provided by VCI [Item 12]

 .    Registered Users Module - A real-time database that collects user data and tracks activity of registered users in Tromaville. The user will then have access to the community's various features and services without need for additional sign-ins. Analyzing reports based on this user data allows for a targeted advertisement campaign, content and e-commerce personalization; data can be compiled in a variety of ways.

 .    Sweepstakes Module - An add-on to the registered user module, this module enters users into sweepstakes-style contests, encouraging registration and repeat visits.

 .    Greeting Card Module - This module enables Troma to build a portfolio of on-line greeting cards which can include multimedia elements. Visitors to the site can send these cards to friends, thus providing a user service and providing exposure for Tromaville. Art for these cards is supplied by Troma.

                                   Exh. 4-2

 .    "E-mail this article to a friend" Module - Users can e-mail pages or articles to friends, once again promoting Tromaville's presence. The format in which the article arrives is customizable, and can include links to the site, ads, and any other pre-defined material.

 .    "Refer a friend" Module - A utility to allow a user to easily e-mail a friend with reference to the page or section of the site that may be of particular interest. Like the above module, it facilitates spreading the Tromaville name and growing the user base.

 .    Polls - Interactive polls in which users can cast their vote and see the results as they are updated dynamically, in order to involve Tromaville users and promote an "interactive community" feel.

 .    Traffic/Statistics Module [item 14] - This module enables Troma to access daily site statistics including most-visited pages, referring sites, user entry pages and other relevant statistics. The specific types of data and the format in which they are viewed are customizable and will be suited to the priorities of Troma's analysis needs.

 .    Games Module - Simple, on-line interactive games (specifics to be discussed).

6. Services

 .    Free E-mail [Item 9]- At the completion of the registration process, a personal Tromaville web-based e-mail account will automatically be set up for all new registered users. This e-mail account, like all interactive features on the site, will be activated by the registered user's single username and password. At login, the user will be alerted to waiting messages. VCI shall provide Troma with access to an IDE and/or the opportunity to work with VCI to make the email graphics and interface memorable to its users.

 .    E-mail List Server [Item 17] - The Email List Server (ELS) enables Troma to manage and coordinate Email Lists to its user base. The ELS is web-based for easy administrative use and is incorporated into Troma's site allowing community members the ability to subscribe to mailing lists of their choice quickly and easily. Lists of users can be transferred into the List Server from existing Troma list databases.

 .    Advertising Management System [Item 11] - A toolkit from ad placement and tracking to allow Troma to feature ad banners on the site. Advertising Reports can be viewed by Troma staff and/or advertising clients in a graphical form for all or part of the web site.

 .    Bulletin Boards / Forums [Item 16]- A Troma registered member will be able to post and read messages on bulletin boards on a wide variety of topics related to Troma content. While the technical aspects of the Bulletin Board are maintenance free once established, each

                                   Exh. 4-3

     Bulletin Board area does need minimal hands-on human management which Troma will provide. The administration of the Bulletin Boards is performed through a simple web-based interface.

 .    Full E-Commerce Solution [Item 13]- Both Troma and its users will have the ability to develop on-line stores using secure server technology.

 .    Chat [Item 8]- A Troma-branded Chat Center will be set up allowing the client to open chat-rooms within this Center. Chat rooms may have their own unique theme or moderator. The Chat Center may be moderated in any number of ways to protect users against nuisance. While a moderator is provided for each chat room, a host can be appointed for special discussions or Q&A session and granted rights that allow him to control the discussion.

 .    Online Classifieds [Item 16] - A forum-style service, which allows users to post classified advertisement.

 .    Free User created Home Pages [Item 10] - Registered users of Troma's site will be able to build their own home pages in designated areas within the site. These pages can include a mixture of text and graphics of the user's choice.

        If Troma provides written notice to VCI of its desire to add Additional Services to the above services, including, without limitation, music search engines, calendaring functions, personalizable calendars, a Troma bank, a dating service and auctions online, then VCI shall use commercially reasonable efforts to initiate contact with companies that provide the enabling software for such services; provided, however, that Troma shall bear all additional costs incurred by VCI in connection with sourcing such comparison, initiating such contact and obtaining, modifying or installing such software, as contemplated by Section 6.4 of the Agreement, unless such services are not placed exclusively on the Client's Web Site and are utilized by VCI for other purposes, in which case, such services shall be considered to be included in Maintenance Services in accordance with Exhibit 2 herein.

7.      Technical Infrastructure

The Troma Community sites will reside on VCI's servers (the "Host Servers") located at ISI Global Center in either New York City or the Virginia hosting facility until such time as the Client's Web Site is transferred pursuant to
Section 10.4 of the Agreement.

VCI will provide the following services:

 .    Web hosting on two separate fully redundant and load-balanced server machines close to the Internet backbone and located in New York. Within 6 months after the Completion, VCI will duplicate the Web Site on to another server in a geographically different location.

                                   Exh. 4-4

 .    Firewall security protection

 .    24/7 System monitoring

 .    System administration services

8.      Search Engine Submission

        VCI will submit all components of the Tromaville Community to existing search engines and directory listings as appropriate. In addition, VCI will confirm that HTML code is written in a fashion which will facilitate their discovery by metacrawlers, web-bots and spiders. We cannot, however, guarantee the subsequent acceptance and placement of the Tromaville's reference on these search sites.

                                   Exh. 4-5

                                   Exhibit 2

                              Additional Services

Maintenance Services:
---------------------

As part of its Maintenance services VCI will:

1.  provide instructions and documentation to the Troma Contact for VCI's CMS;

2. provide ongoing support for VCI's CMS during the Initial Term and each Renewal Term;

3. deliver, install and grant a license to Client (subject to the terms and conditions set forth in Section 4.2 of the Agreement) for any modules, technologies/services, enhancements and upgrades to the CMS developed by VCI during the Initial Term and each Renewal Term; and

4. provide Hosting services on the Host Server during the Initial Term and each Renewal Term, in consideration of an annual maintenance fee of $40,000 payable in accordance with Sections 6.2 and 6.5 of the Agreement; provided, however, that VCI shall provide all Maintenance services to Client without charge during the Initial Term as partial consideration for the Web Site Services Fee contemplated by Section 6.1 hereof. Any Maintenance-related tasks not specified above shall be paid for by Client on a time and materials basis, as invoiced by VCI per Section 6.5 of the Agreement provided, however, that VCI has obtained the prior written consent of the Client to perform such Maintenance-related tasks.

Additional Services:
-------------------

        Any technologies, modules or services that are not contemplated in Sections 4, 5 or 6 of Exhibit 1 hereof shall be deemed Additional Services and
                      ---------
subject to fees as contemplated by Section 6.4 of the Agreement. Should VCI not be in a position to provide the Client with any such additional technologies, modules or services requested by the Client, then the Client shall be entitled to independently pursue same at its own expense and VCI shall use reasonable commercial efforts to incorporate such technologies, modules or services into the Client's Web Site.

                                   Exh. 2-1

                                   Exhibit 3
                                   ---------

                                Specifications

                                   Exh. 3-1

                                   Exhibit 4
                                   ---------

                           Fee and Payment Schedule

A.  Payment Terms. Payment will include the following two components:
    -------------

    I. A Web Site Service Fee in the amount of $275,000, payable in increments, as follows:

          i)  10% at contract signing ("Effective Date")

         ii)  25% at 30-day milestone ("First Milestone")

        iii)  25% at 60-day milestone ("Second Milestone")

         iv)  Balance on project completion ("Completion"); and

    II. Advertising and E-Commerce Revenue. During the Initial Term of this Agreement and any Renewal Terms, Client shall pay to VCI the following:

         (i) Five percent (5%) of the aggregate gross dollar receipts ("Advertising Revenue") collected, accrued or earned by Client for the placement of advertisement on the Web Site or on email lists served by VCI. Such advertisements may include, without limitation, banner advertisements, page sponsorships, site sponsorships or any other form of advertising, including the cash equivalents of any barter revenue received, earned or accrued by Client during such period; and

         (ii) Two percent (2%) of the aggregate gross dollar receipts ("E-Commerce Revenues") collected, accrued or earned by Client for the sale of products or services marketed or sold on the Web Site, including, without limitation, books, magazines, audio and video cassettes and CD ROM's (the "Products"). Such E-Commerce Revenues shall not exceed twenty-five percent (25%) of the Client's gross profit from the sale of such Products, which shall be defined as the gross revenue less the cost of goods to the Client.

B.  Payment Procedure. Client shall provide VCI with an accounting of Web Site
    -----------------
    Advertising Revenues and E-Commerce Revenues, if any, on a quarterly basis. Client shall provide VCI with the names of each advertiser from which Advertising Revenues were received in the preceding quarter, advertising fees charged to such advertiser and the total sum to be distributed to VCI as set forth above in addition to an itemized list of all sales orders for the Products from the preceding quarter made through the Web Site and the total due to VCI as set forth above.

C.  Payment on Transfer of Client's Web Site. Pursuant to Section 10.4 of the
    ----------------------------------------
Agreement, in the event that VCI is required to provide transfer assistance for the Client's Web Site, then:

                                   Exh. 4-1

       (i) if the Agreement has not terminated, Client shall continue to pay VCI the Advertising Revenues and E-Commerce Revenues contemplated by Section
       A. II. of this Exhibit 4, any Web Site Services Fees still due and owing
                      ---------
       as contemplated by Section 6.1 of the Agreement, annual Maintenance Fees still due and owing as contemplated by Section 6.2 of the Agreement (and in exchange for VCI providing Maintenance services to a server owned and operated by Client or the person of Client's choice), and any Additional Service Fees still due and owing as contemplated by Section 6.4 of the Agreement; in addition, Client shall pay the appropriate licensor any license fees due for modules which Client desires to transfer from VCI's server; provided, however, that for as long as the Agreement is not terminated, VCI shall pay the appropriate licensor any license fees due for the CMS module contemplated in Section 4 of Exhibit 1 hereto; and
                                                       ---------
       provided further, however, that for as long as the Agreement is not terminated, VCI will use commercially reasonable efforts solely to introduce Client to all of VCI's service providers, whether or not Client has previously purchased or utilized a license or module from such provider; or

       (ii) if the Agreement has terminated, Client shall pay VCI, (a) any Web Site Services Fees still due and owing as contemplated by Section 6.1 of the Agreement, (b) any Maintenance Fees or Additional Service Fees still due and owing as contemplated by Sections 6.2 and 6.4 of the Agreement, respectively, and (c) subject to the terms of Section D of Exhibit 4
                                                                  ---------
       hereto, the applicable Buy Out Amount, if required; in consideration of these payments, VCI shall secure for Client, and pay for on Client's behalf, a perpetual, non-exclusive, worldwide, royalty-free, non-transferable license for the CMS module contemplated in Section 4 of
       Exhibit 1 hereto, provided, however, that such license shall be furnished
       ---------
       to Client solely in the form provided by VCI to Client at the time of such termination, and such license shall only provide Client the right to operate its Web Site on any server to which such Site is transferred, and provided further that, following such termination, VCI shall no longer be required to secure or provide upgrades, support or maintenance for any software, hardware, source or object code, modules, derivative works, or otherwise, except for CMS support services which VCI shall provide to Client in exchange for an annual fee of $20,000 which payment shall be due in advance each year and shall commence upon such termination.

D. Buy Out Provision. In the event the Agreement is terminated in accordance
   -----------------
   with Section 10.1 or terminated by VCI in accordance with Section 10.2(b), Client shall pay VCI either of the following amounts (each a "Buy Out Amount") as applicable: (i) during the first twenty-four (24) months following the Effective Date of this Agreement, Five Hundred Thousand ($500,000) Dollars; or (ii) following such initial twenty-four (24) month period, the greater of Three Hundred and Fifty Thousand ($350,000) Dollars, or an amount that shall be equal to five (5) times the aggregate of the Advertising Revenue and E-Commerce Revenue received, accrued or earned by the Client in the twelve (12) months prior to such termination plus Twenty ($20) Dollars for each registered user on the Web Site as of the

                                   Exh. 4-2
   time of such termination if termination occurs after the initial twenty-four
   (24) month period and before the completion of seventy-two (72) months, and Ten Dollars ($10) for each registered user if termination occurs any time thereafter, up to a maximum of Two and One-Half Million Dollars ($2,500,000). Notwithstanding the foregoing, the Client's obligation to pay to VCI such amount for each registered user shall apply only upon the sale of the registered user information by the Client and in no event shall the amount paid to VCI by the Client in consideration for the registered users on the Web site exceed more than Ten Percent (10%) of the gross proceeds received by the Client for the sale of its registered user base.

   It is understood and agreed that any termination occasioned by (a) VCI's decision to cease providing services to Client in accordance with Section
   10.2 herein; (b) VCI's breach of its obligations, warranties or indemnities under this Agreement as determined in accordance with Section 10.2 (b) herein; or (c) VCI ceasing to do business or the institution of proceedings in the nature of bankruptcy against VCI, shall not give rise to Client's obligations under this Buy Out Provision.

All payments to be in cash, or cash equivalents, and remitted to VCI via check or wire transfer.

                                   Exh. 4-3

          Exhibit 5 - Terms Related To Content Management System ("CMS")

Client shall be bound by the following terms and conditions with respect to a license granted to it for certain software utilized in the creation of CMS (the "Magazine Software"):

     1.   DEFINITIONS.

     1.1 "Derivative Work" shall mean a work based upon one or more preexisting works, such as a translation, abridgment, condensation, or any other form in which a work may be recast, transformed, or adapted, or a work consisting of editorial revisions, annotations, elaborations, or other modifications which, as a whole, represent an original work of authorship; and a "compilation" is a work formed by the collection and assembling of preexisting materials or of data that are selected, coordinated, or arranged in such a way that the resulting work as a whole constitutes an original work of authorship, and including collective works.

     1.2 "Proprietary Rights" shall mean, collectively, patents, trade secrets, copyrights, moral rights, trade names, rights in trade dress, and all other intellectual property rights and proprietary rights, whether arising under the laws of Israel or the United States or any other state, country or jurisdiction, including all rights or causes of action for infringement or misappropriation of any of the foregoing, now existing or hereafter developed during the term of this License, including, but not limited to: all patent rights and all right, title and interest in all patent applications, letters patent or equivalent rights and applications, including any reissue, extension, division, continuation, or continuation-in-part applications throughout the world, all right, title and interest in all trade secrets and trade secret rights arising under common law, state law, federal law or laws of foreign countries and all copyrights, and all right, title and interest in all copyrights, copyright registrations and applications for copyright registration, certificates of copyright and copyrighted interests throughout the world, and all right, title and interest in related applications and registrations throughout the world.

2.   LICENSE.

          Subject to Client's full compliance with the terms of this Exhibit 5, Client shall receive a worldwide, non-transferable, perpetual, royalty-free, non-exclusive license under the Proprietary Rights held by the licensor (the "Licensor") of the Magazine Software and, to the extent applicable, VCI, for the use of the Magazine Software in object and source code only to:

          (i) Reproduce, modify, adapt, customize, translate into foreign languages, combine or integrate with other software and/or content.

          (ii) Perform or publicly display all or any portion or portions of the Magazine Software in combination with other software and/or content; and

                                   Exh. 4-1

          (iii) Reproduce and otherwise use all or any portion or portions of the Magazine Software for the sole purpose of back-up, archival, maintenance, and technical support purposes.

     3.   RESTRICTIONS.

     Magazine Software and its related documentation shall only be used by Client, and shall not be sold, assigned or transferred by Client to anyone else.

     Client undertakes to ensure that all titles, trademarks, copyright notices and other proprietary markings placed by Licensor on the Magazine Software shall be reproduced on all permitted copies of the Magazine Software. In no event shall Client remove, or permit others to remove, such titles, trademarks, copyright notices or other proprietary markings.

     4.   OWNERSHIP.

     Client acknowledges that the Magazine Software, including all Proprietary Rights with respect thereto, are, and at all times will be, the sole property of Licensor, and to the extent applicable, VCI. It is agreed and acknowledged that Client is not permitted to create or make any Derivative Work. Notwithstanding anything to the contrary contained herein, any Derivative Work, whether made by Client or by any third party, including all Proprietary Rights with respect thereto, based on or using Magazine Software, shall be at all times owned by Licensor.

     5.   MAINTENANCE AND TECHNICAL SUPPORT SERVICES.

     VCI shall be responsible for providing Client with all maintenance and technical support services in accordance with the Agreement.

     6.   TERM AND TERMINATION

     The term of the License for the Magazine Software shall commence as of the date of the Second Milestone (as defined in Section 2.4 of the Agreement). This License may be immediately terminated in the event that Client materially breaches the terms herein. Upon termination, all of Client's rights shall expire.

     7.   WARRANTY; LIMITATION OF LIABILITY.

     Licensor warrants to Client that:

     a) The authorized use of the Magazine Software within the scope of this License does not infringe any copyright or patent or misappropriate any trade secret or any other intellectual or proprietary right of a third party

     b) To the best of its knowledge the Magazine Software contains no "time-bombs" or other materially disabling features which in any way may materially adversely affect

                                   Exh. 4-2

          Client's use of the Magazine Software within the scope of this License

     c)   The Magazine Software is year 2000 compliant.

     THE ABOVE WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED BY LICENSOR OF MAGAZINE SOFTWARE. THERE ARE NO WARRANTIES WHICH EXTEND BEYOND THE FACE HEREOF, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL LICENSOR BE LIABLE TO END USER FOR LOSS OF PROFITS, LOSS OF REVENUES, LOSS OF SAVINGS, LOSS OF USE, LOSS OR CORRUPTION OF DATA OR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, WHETHER UNDER TORT, CONTRACT OR OTHER THEORIES OF RECOVERY, EVEN IF LICENSOR HAD BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES

     This License is governed by and construed in accordance with the laws of the State of Israel without regard to conflicts of laws provisions thereof and without regard to the United Nations Convention on Contracts for the International Sale of Goods.

                                   Exh. 4-3

                                  Schedule 1
                                  ----------

                                Work Order Form

                                   Exh. 4-4